UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 10, 2008

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of Fiscal Year 2009 Executive Officer Incentive Bonus Policies and Plan

On September 10, 2008, the Compensation Committee of the Registrant’s Board of Directors approved the FY 2009 Executive Officer Incentive Bonus Policies and Plan for the Registrant’s fiscal year ending July 31, 2009 (the “Executive Officer Plan”). A copy of the FY 2009 Executive Officer Incentive Bonus Policies is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The Executive Officer Plan establishes the criteria, allocations, methodologies and metrics for the payment of quarterly bonuses, if any, to the Registrant’s named executive officers. The bonus percentage allocations are eighty percent (80%) based on meeting corporate strategic objectives and twenty percent (20%) based on meeting management by objectives goals (“MBOs”). The Compensation Committee delegated to Robert M. Neumeister, Jr., the Registrant’s Interim Chief Executive Officer and President, or his successor, the determination, monitoring, and reporting to the Compensation Committee on the achievement of the MBOs.

For the Registrant’s online media business, the corporate strategic objectives will be one hundred percent (100%) based on meeting revenue targets. For the Registrant’s e-commerce business, the corporate strategic objectives will be fifty percent (50%) based on meeting revenue targets and fifty percent (50%) based on meeting contribution margin targets. For the Registrant’s named executive officers who are part of the Registrant’s corporate group and not directly part of its online media or e-commerce businesses, the corporate strategic objectives will be sixty percent (60%) based on the online media business meeting its corporate strategic objectives and forty percent (40%) based on the e-commerce business meeting its corporate strategic objectives.

If the Registrant attains between 70% and 150% of its quarterly corporate strategic objectives, then the percentage attainment of such quarterly targets shall be multiplied by the named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout).

If the Registrant fails to reach 70% of its corporate strategic objectives, then there shall be no quarterly bonus payout associated with such targets (i.e., 0% payout). The MBO bonus allocation will only be paid out if the Registrant attains the quarterly floor of 70% of its corporate strategic objectives. All payouts will be based on the current quarter percentage of the Registrant’s annual plan. Any bonus not paid in a particular quarter due to a floor not being met may be paid at the Registrant’s fiscal year end if the Registrant attains its annual corporate strategic objectives by 70% or greater.

If the Registrant attains more than 150% of quarterly corporate strategic objectives, then the bonus payout amount shall be 150% of the applicable potential quarterly bonus (i.e., payout capped at 150%).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fiscal Year 2009 Executive Officer Incentive Bonus Policies

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: September 16, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fiscal Year 2009 Executive Officer Incentive Bonus Policies